Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

VanEck Merk Gold Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered and Carry Forward Securities

	Security type	Security class title	Fee calculation or carry forward rule	Amount registered	Proposed maximum offering price per unit	Maximum aggregate offering price	Fee rate	Amount of registration fee	Carry forward form type	Carry forward file number	Carry forward initial effective date	Filing fee previously paid in connection with unsold securities to be carried forward
Newly Registered Securities
Fees to be paid
Fees previously paid
Carry Forward Securities
Carry forward securities	Exchange-Traded Vehicle Securities	VanEck Merk Gold Shares	415(a)(6)	6,260,380	$17.03	$106,614,271.40			S-3	333-238022	5/19/2020	$9,371.60
	Total Offering Amounts					$106,614,271.40		—[1]
	Total Fees Previously Paid
	Total Fee Offsets							$9,371.60
	Net Fee Due							—[1]

1.	Pursuant to Rule 415(a)(6) under the Securities Act, all of the securities registered hereunder are unsold VanEck Merk Gold Shares (Unsold Shares) previously registered on Registration Statement No. 333-238022 declared effective on May 19, 2020, (Prior Registration Statement), which shall expire effective May 19, 2023. Accordingly, the Registrant is filing this new Registration Statement for the purpose of continuing to provide the Registrant with the ability to sell VanEck Merk Gold Shares from time to time as covered by this Registration Statement. The Registrant has included in this Registration Statement the Unsold Shares registered pursuant to the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the unutilized filing fees relating to the Unsold Shares may be applied to the filing fees payable pursuant to this Registration Statement.

Table 2 - Fee Offset Claims and Sources

	Registrant or filer name	Form or filing type	File number	Initial filing date	Filing date	Fee offset claimed	Security type associated with fee offset claimed	Security title associated with fee offset claimed	Unsold securities associated with fee offset claimed	Unsold aggregate offering amount associated with fee offset claimed	Fee paid with fee offset source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources

Rule 457(p)
Fee Offset Claims	VanEck Merk Gold Trust	S-3	333-238022	May 6, 2020		$9,371.60	Exchange-Traded Vehicle Securities	VanEck Merk Gold Shares	6,260,380	$106,614,271.40
Fee Offset Sources	VanEck Merk Gold Trust	S-3	333-238022		May 6, 2020						$9,371.60

1.	The registrant has terminated or completed any offering that included the unsold securities associated with the claimed offset under the Prior Registration Statement.